                            FOURTH ADDENDUM TO LEASE

     THIS Fourth Addendum to Lease, dated this 14th day of May, 1999, is between MUM II, LLC ("Landlord") and Horizon Organic Dairy, Inc. ("Tenant").

                                    RECITALS:

     1. The parties entered into a Lease dated October 10, 1996, as amended by the Addendum to Lease, Second Addendum to Lease and Third Addendum to Lease (the "Lease"). All capitalized terms not otherwise defined herein shall have the meaning given them in the Lease.

     2. The parties wish to make certain amendments to the Lease to add to the Premises certain office and warehouse space in the Building.

     IT IS THEREFORE AGREED as follows:

     1. CONTINGENCY. This Fourth Addendum to Lease is contingent upon the execution by Roberts Rinehart Publishers, Inc. ("Roberts Rinehart") of that certain Agreement Regarding Modification of Lease, Termination of Lease, and Assignment of Sublease, a copy of which is attached hereto as Exhibit 1 (the "Roberts Rinehart Agreement"), on or before five (5) days after execution of this Fourth Addendum to Lease. In the event the Roberts Rinehart Agreement is not executed by Roberts Rinehart within such five-day-period, this Fourth Addendum to lease shall be null and void. In the event that the Roberts Rinehart Agreement is executed within such five-day-period but Roberts Rinehart fails to vacate any portion of the premises rented to Roberts Rinehart pursuant to such lease within the times set forth therein, this Fourth Addendum to Lease shall be in full force and effect, but Landlord will have no liability to Tenant for any loss or claim resulting from such failure of Roberts Rinehart to vacate any portion of such premises and Tenant will not be entitled to any abatement of rent for any failure of Roberts Rinehart to vacate any portion of such premises. Nevertheless, in such circumstance, Landlord will cooperate with Tenant to vacate Roberts Rinehart from any portion of the Building that Roberts Rinehart was to vacate but failed to vacate.

     2.   JULY 1, 1999 ADDITION TO PREMISES.

          (a) Effective July 1, 1999, the Premises shall be increased to include 5,595 square feet of office space in a portion of Suite B, as shown on
Exhibit 2 attached hereto. Effective July 1, 1999, the Premises Rentable Area is thus increased to 18,645 square feet of office space.

     IN WITNESS WHEREOF the parties have executed this Fourth Addendum to Lease on the day and year first above written.


                                      HORIZON ORGANIC DAIRY, INC.

                                      By: /s/ Don Gaidano, CFO          5/14/99
                                         --------------------------------------
                                         Don Gaidano, CFO


                                      MUM II, LLC

                                      By: /s/ Donald W. Unkefer, Jr.
                                         --------------------------------------
                                         Donald W. Unkefer, Jr., General Manager

                             FIFTH ADDENDUM TO LEASE

     THIS Fifth Addendum to Lease dated this 21st day of June, 2000 is between MUM II, LLC ("Landlord") and Horizon Organic Dairy, Inc. ("Tenant").

                                    RECITALS:

     1. The parties entered into a Lease dated October 10, 1996, as amended by the Addendum to Lease, Second Addendum to Lease, Third Addendum to Lease, and Fourth Addendum to Lease (the "Lease"). All capitalized terms not otherwise defined herein shall have the meaning given to them in the Lease.

     2. The parties wish to make certain amendments to the Lease to add to the Premises certain office space in the Building.

     IT IS THEREFORE AGREED AS FOLLOWS:

     1. ADDITION TO PREMISES. (a) Effective as of the Effective Date (as defined below) the Premises shall be increased to include additional office space having an approximate area of 1,443 square feet presently consisting of five offices, a conference room and a reception area as more particularly set forth on the attached Exhibit 1 (the "Additional Premises"). Effective the Effective Date the Premises Rentable Area is increased to 20,0888 square feet of office space and 6,179.2 square feet of warehouse space.

     2. EFFECTIVE DATE. The Effective Date of this Fifth Addendum to Lease shall be July 16, 2000.
               /s/ DWV   /s/ GM

     3. INCREASE IN BASE RENT. Effective of the Effective Date, the Base Rent for the Lease Year beginning September 1, 1999 will be increased to $280,191.72 on an annualized basis to be paid in monthly installments of $23,349.31 until the next Lease Year at which time the Base Rent will increase pursuant to
Section 4 of the Lease.

     4. OPERATING COST ADJUSTMENT. Effective as of the Effective Date, Tenant's share of the Operating Costs for the Building is 75.95%. In the event that the Effective Date is not the first day of the calendar year, Tenant shall pay a prorated amount (number of days in the calendar year after the Effective Date to 365) of any annual Operating Costs adjustment that shall be due for the Additional Premises plus 100% of any annual Operating Cost adjustment for the remainder of the Premises for the calendar year in which the Effective Date falls and 100% of any annual Operating Cost adjustment for the entire Premises in subsequent years.

     5. OTHER TERMS. All of the terms of the Lease not modified herein shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Fifth Addendum to Lease as of the day and year first above written.


                                        HORIZON ORGANIC DAIRY, INC.



                                        By: /s/ Gary Merriman VP, HR
                                           -------------------------------------
                                           (name and title)

                                        MUM II, LLC



                                        By: /s/ Jeffrey D. Morgan
                                           -------------------------------------
                                           Jeffrey D. Morgan, Manager

                                           /s/ Donald W. Unkefer, Jr.
                                           -------------------------------------
                                           Donald W. Unkefer, Jr.